As of February 5, 2025







Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Power of Attorney

Ladies and Gentlemen:

The undersigned hereby authorizes each of William L. Horton, Jr., Dana C. Kahney, Evgeniya Berezkina and Meryl Friedman to execute and file, on behalf of the undersigned, any and all reports regarding transactions in the equity securities of Verizon Communications Inc. pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. This authority will remain in full force and effect until further written notice.









      						/s/ Clarence Otis, Jr.
      						 _____________________________
						   Clarence Otis, Jr.